Exhibit 99.2

Cartesian Announces Exploration of Strategic Alternatives and Executive Management Changes

Overland Park, KS - November 2, 2017 - Cartesian™ (NASDAQ: CRTN), a leading provider of consulting services and managed solutions to the global communications, technology and digital media industries, has announced today that a Strategic Review Committee of the Board is leading the process of exploring strategic alternatives to enhance shareholder value, and has engaged Armory Securities, LLC as its financial advisor. The Company has also announced a series of executive management changes to support this important initiative and improve performance as it is conducted.

“Cartesian is an established leader in its field with a collection of some of the finest industry professionals in the world. The Board of Directors of the Company believes that pursing potential changes to how the company is structured, as well as potential strategic transactions, is the best way to position the Company strategically and accelerate growth. The industry we serve is changing rapidly and we have the potential to be a leader in working with our customers in their transformational activities.” said Donald J. Tringali, Cartesian’s recently-appointed Executive Chairman.

Cartesian does not expect to disclose further developments relating to this strategic review process, unless and until the Company has approved a specific transaction or otherwise concludes this review of strategic alternatives. There can be no assurance that this process will result in the Company pursuing a particular transaction or consummating any such transaction.

The Company has also announced several management changes designed to support the strategic review and improve performance by reducing costs, increasing efficiencies and vesting decision-making authority closer to the operating units.

Peter Woodward will resign from his position as Chief Executive Officer, effective November 15. Woodward will serve as a Special Adviser to the Executive Chairman of the Company, focusing on strategic initiatives and alliances. He will remain a member of the Company’s Board of Directors.

Managing Director Jim Serafin has assumed the role of Senior Director of Global Operations with operational oversight across all divisions. He will also directly lead all North American operations.

Susannah Hawkins, currently the head of Global Strategy for the Company, was appointed acting Operations Director of the Company’s EMEA unit. Her expanded duties will include overseeing delivery and driving sales across all divisions in EMEA.

Chief Financial Officer John Ferrara will resign from his position as CFO, effective November 15, after the release of the Company’s third quarter 2017 earnings and 10-Q filing, and will assist in the transition of CFO duties. Dermod Ranaghan, Managing Director of EMEA, will add the role of acting Chief Financial Officer for the Company.

Serafin, Hawkins, Ranaghan and Company President William Hill, along with Executive Chairman Tringali, will constitute an Office of the Chief Executive under the direction of Tringali.

Exhibit 99.2

In connection with this review of strategic alternatives, the Company has postponed its Annual Shareholder Meeting to allow the process to be concluded and to allow shareholders to act with the benefit of knowing the results of this effort.
About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The Company has offices in Boston, Kansas City, London, New York, and Philadelphia. For more information, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations and the strategic review process. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those anticipated, projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, our ability to generate sufficient cash flow from operations and obtain sufficient financing to pay our promissory note issued to Elutions if called for redemption by Elutions, our ability to successfully implement our strategic relationship with Elutions, our ability to consummate transactions with one or more strategic partners or investors, conditions in the industry sectors that the Company serves, overall economic and business conditions, the demand for the Company’s services, the level of cash and non-cash expenditures incurred by the Company, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I and "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances, except as may be required by law.

Investor Contact:

Matt Glover or Najim Mostamand, CFA
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com